Exhibit 21
SUBSIDIARIES OF MONEYGRAM INTERNATIONAL, INC.

Ferrum Trust (Delaware)
Hematite Trust (Delaware)
MIL Overseas Limited (United Kingdom)
MIL Overseas Nigeria Limited (Nigeria)
Money Globe Payment Institution Societe Anonyme
MoneyGram India Private Ltd. (India)
MoneyGram International Holdings Limited (United Kingdom)
MoneyGram International Limited (United Kingdom)
MoneyGram International Payment Systems, Inc. (Delaware)
MoneyGram International Pte. Ltd (Singapore)
MoneyGram Mexico S.A. de C.V.
MoneyGram of New York LLC (Delaware)
MoneyGram Overseas (Pty) Limited South Africa (South Africa)
MoneyGram Payment Systems Belgium N.V. (Belgium)
MoneyGram Payment Systems Canada, Inc. (Vancouver, BC)
MoneyGram Payment Systems, Inc. (Delaware)
MoneyGram Payment Systems Brasil LTDA (Brazil)
MoneyGram Payment Systems Greece S.A.
MoneyGram Payment Systems Ireland Limited (Ireland)
MoneyGram Payment Systems Italy S.r.l. (Italy)
MoneyGram Payment Systems Malaysia Sdn. Bnd.
MoneyGram Payment Systems Netherlands B.V. Netherlands
MoneyGram Payment Systems Poland sp. Zoo (Poland)
MoneyGram Payment Systems Spain, S.A. (Spain)
MoneyGram Payment Systems Worldwide, Inc. (Delaware)
MPS France, S.A. (France)
MTI Money Transfer Limited (United Kingdom)
MTI Norway AS (Norway)
PT MoneyGram Payment Systems Indonesia
Travelers Express Co. (P.R.), Inc. (Puerto Rico)
Tsavorite Trust (Delaware)